Exhibit 10.2

EXECUTION VERSION

FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                THIS FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of March 29, 2010 (the “Effective Date”), by and between Rony Abovitz (“Employee”) and MAKO Surgical Corp. (“Company”).

                WHEREAS, Employee and Company entered into that certain Employment Agreement, effective as of January 1, 2005 (as amended February 5, 2007, the “Original Agreement”), whereby Company employed Employee as its Chief Technology Officer;

                WHEREAS, Employee and Company thereafter named Employee the Chief Visionary Officer and Co-Founder of the Company and agreed to a modified job description (the “Original Position”),  but otherwise left the Original Agreement unmodified and in full force and effect; and

                WHEREAS, Employee and Company now desire to modify the terms of the Original Agreement pursuant to the terms and conditions set forth in this Agreement which shall supersede and replace the Original Agreement in its entirety, such that Employee shall transition from his Original Position to his part time new position as further described below and in the agreed Job Description and Duties on file with the Human Resources Department of the Company and incorporated herein by reference (the “New Position”).

THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereby agree as follows:

1.                   Employment

                a.             On the terms and conditions set forth in this Agreement, the Company hereby employs the Employee in the New Position as its Chief Visionary Officer and Co-Founder for a one (1) year period commencing as of the Effective Date (in total, the “Initial Term”).  This Agreement is subject to automatic renewal for consecutive one (1) year terms (each an “Additional Term,” and with the Initial Term to describe any time at which the Agreement is in effect, the “Term”).  Any party that does not intend to renew the Agreement shall provide thirty (30) days written advance notice to the other party (a “Notice of Non-Renewal”).  In the event of non-renewal by the Company, the Company shall, with delivery of its Notice of Non-Renewal, provide Employee with written notice of its election to either (a) pay Employee severance in accordance with Section 3(b) hereto in consideration for the non-competition covenants contained in Section 5(b); or (b) waive the rights to enforcement of and release Employee from obligations of the non-competition covenants contained in Section 5(b).

                b.             As of the Effective Date Employee shall not be an executive officer of the Company for Securities Exchange Act of 1934 (as amended, the “Exchange Act”) purposes nor shall the Company name Employee as a Company officer under its Director’s and Officer’s Insurance.  Upon the Effective Date that certain Indemnification Agreement, by and between Employee and the Company, dated February 21, 2009, shall be cancelled, void and of no further force or effect.

                c.             The Employee agrees to perform the required services and duties as set forth in the Job Description and Duties on a part time basis that shall be not less than thirty (30) hours per week.  Employee hereby represents and warrants that he is under no contractual, legal, or other impediment to performing the services required under this Agreement. Nothing herein contained shall prohibit the Employee from investing or trading in stocks, bonds, commodities, or other securities or forms of investment, including real estate property, as long as such activities do not require an unreasonable amount of time by the Employee, and do not otherwise adversely affect the interest of the Company or run afoul of covenants contained in this Agreement.  Notwithstanding the foregoing, Employee may serve on other boards of directors, with the prior written approval of the Chief Executive Officer.

MAKO Employment Agreement

                The Employee further agrees that he will use his best efforts to perform his duties hereunder to the best of his ability in accordance with Company policies, and in a diligent, proper and workmanlike manner.  In the performance of Employee’s duties, he shall be subject to the direction, supervision and control of the Chief Executive Officer of the Company.

2.                   Compensation

                During the Term of employment under this Agreement, and as full compensation for all the Employee’s services rendered under this Agreement, the Employee shall receive the following compensation and benefits:

                a.             Base Salary:

                Employee shall receive an annual base salary (“Base Salary”) of $148,890.80, representing sixty percent (60%) of Employee’s adjusted base salary immediately prior to the Effective Date.  The Employee’s Base Salary will be payable in installments consistent with the Company’s payroll schedule, subject to usual and required employee payroll deductions, including, without limitation, applicable taxes.  Employee’s Base Salary may be increased on an annual basis only in the sole discretion of the Chief Executive Officer of the Company.

                b.             Performance Bonus:

                The Employee shall be eligible to participate in the Company’s Leadership Bonus Program (as approved and adopted from time to time by the Company’s Board of Directors (the “Board”) and subject to the terms and conditions therein, which shall be controlling in all cases) at an Executive (SVP) level.  The bonus award payable to Employee, if any, shall be calculated as a percentage of the Base Salary paid under this Agreement.  The decision about whether the necessary criteria have been met for a performance cash bonus and whether to award such performance bonus shall be in the sole and absolute discretion of the Board and is final.  The bonus, should one be awarded, shall be payable within sixty (60) days following the period for which the bonus is awarded.

                c.             Equity:

                For the first year following the Effective Date, during the Term, Employee shall be eligible to receive awards of incentive stock options (ISOs), issued pursuant and subject to the Company’s 2008 Omnibus Incentive Plan (the “Option Plan,” the terms and conditions of which shall in all cases control), in the quantities and on the terms as determined by the Board.  As of the Effective Date, the Company grants to Employee forty thousand (40,000) ISOs, vesting in accordance with the Company’s standard terms for ISO grants (i.e. ratably quarterly, commencing immediately), with a purchase price per share of the closing price of a share of Company common stock on the NASDAQ Global Market on the grant date. The grant to Employee of and payment for the any option award shall in each case be made pursuant and subject to the terms of an ISO Agreement (with associated exhibits) between the Company and Employee, consistent with the Option Plan.

                In the event of a Change in Control (as defined below), all equity awards held by Executive that vest based upon the passage of time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted.  For purposes of this Agreement, a “Change in Control” means the following:

R. Abovitz - MAKO Employment Agreement

                (i)            A transaction or series of transactions (other than an offering of the Company’s stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

                (ii)           During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(c)(i) hereof or Section 2(c)(iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                (iii)          The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                (A)          Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

                (B)          After which no person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(c)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

                (iv)          The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

                d.             Benefits:

                The Employee shall be eligible for participation in the employee welfare benefit plans, practices, policies and programs provided by the Company, including but not limited to, health insurance and dental insurance, subject to the terms and provisions of said benefit plans, including, without limitation, attaining a weekly minimum hours of service.

R. Abovitz - MAKO Employment Agreement

                e.             Paid and Unpaid Leave

                The Employee shall be eligible annually for twenty five (25) days paid time off (PTO) as described in the Company’s Human Resource Policy Manual, in effect from time to time, which the Employee may take as consecutive day paid leave with thirty (30) days prior written notice to the Company.  During his first six months of any year of any Term of this Agreement the Employee will not be eligible and will not take leave from employment (paid or unpaid) other than PTO leave.  During the second six months of any year of any Term under this Agreement,  only upon thirty (30) calendar days written notice, the Employee may take consecutive days of unpaid leave up to the sum of (i) thirty five (35) plus (ii) remaining PTO days (if any) (the “Unpaid Leave”).  During any Unpaid Leave any documented work undertaken by the Employee on behalf of MAKO would be paid at an hourly rate (pro rated to his then-annual salary).  The Employee’ options and job status shall be unaffected by an Unpaid Leave.  If the Employee’s benefits would be affected or cancelled by virtue of an Unpaid Leave, the Company shall inform him of that information within ten (10) calendar days after receiving his written notice of the same..

3.             Termination

                a.             Automatic Termination Due To Death or Disability

                If the Employee dies or suffers any Disability (as such term is hereinafter defined) his employment pursuant to this Agreement shall automatically terminate on the date of his death or Disability, as the case may be. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee to perform his duties, with or without reasonable accommodations, under this Agreement because of physical or mental illness or incapacity for a period of ninety (90) days in any six (6) month period. For purposes of this Agreement, the term “Date of Disability” shall be the 90th day of such Disability.

                In the event of death of Employee, the Company shall have no further obligation under this Agreement, except for (1) accrued (through the date of termination) and unpaid Base Salary, (2) benefits the Employee has accrued pursuant to any applicable welfare benefits plan, earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses, in accordance with Company policy and (3) payment for six (6) months of continued participation in the Company’s health benefits for the Employee’s spouse/dependents. In the event of Disability the Company shall have no further obligation to the Employee under the Agreement, except for (a) accrued (through the date of termination) and unpaid Base Salary, benefits the Employee has accrued pursuant to any applicable welfare benefits plan, (b) earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses and unused vacation time in accordance with Company policy and (c) payment for six (6) months of continued participation in the Company’s health benefits for the Employee and his spouse/dependents.  The Base Salary payment shall be at the rate in effect at the time of death or Disability.

                b.             Termination by the Company Without Cause

The Company may terminate this Agreement at any time during the Term without Cause. In the event of termination without Cause, the Company shall pay the Employee twelve months (12) months Base Salary at the rate in effect at the time, in monthly installments and shall pay for continuation of health benefits for six (6) months.  The Employee shall also be paid for accrued (through the date of termination) and unpaid Base Salary, and benefits which Employee accrued pursuant to any applicable welfare benefits plan, earned but unpaid bonuses, and unreimbursed business-related expenses, in accordance with Company policy.

R. Abovitz - MAKO Employment Agreement

                c.             Termination by the Employee

                i.              For Good Reason.    The Employee may terminate this Agreement at any time by providing the Company with thirty (30) days advance written notice to Company, for Good Reason (as such term is hereinafter defined) or for other reason or no reason at all.  For the purposes of this Agreement, “Good Reason” shall mean (i) a material adverse change of Employee’s Job Description and Duties, (ii) a breach by the Company with respect to its compensation obligations under this Agreement which has not been cured after thirty (30) days written notice by Employee, (iii) a decrease in Employee’s Base Salary not equally applied (on a percentage basis) to all employees subject to an employment agreement with the Company, or (iv) relocation of the Company’s main office to a location more than one hundred (100) miles from its location at the time this Agreement is executed.

                                In the event Employee terminates this Agreement for Good Reason, he shall be entitled to severance in an amount equal to twelve (12) months Base Salary at the rate in effect at the time, paid in monthly installments, and payment of health continuation benefits for six (6) months.  In addition, Employee shall be paid accrued (through the date of termination) and unpaid Base Salary and benefits which Employee accrued pursuant to any applicable welfare benefits plan, earned (through the date of termination) but unpaid bonuses, and unreimbursed business-related expenses in accordance with Company policy.

                ii.             Without Good Reason.    In the event Employee terminates this Agreement without Good Reason, including the non-renewal of the Agreement, the Employee shall only be entitled to payment for accrued (through the date of termination) and unpaid Base Salary and benefits which Employee accrued pursuant to any applicable welfare benefit plan, and unreimbursed business-related expenses, in accordance with Company policy.

                d.             Termination by the Company for Cause

                The Company shall have the right to immediately terminate the employment of the Employee for Cause, as determined by the Chief Executive Officer, in his or her sole discretion. For purposes of this Agreement, “Cause” shall mean any act or any failure to act on the part of the Employee which constitutes: (i) the willful, knowing or grossly negligent failure or refusal of the Employee to perform his duties under this Agreement or to follow the reasonable directions of the Company’s Chief Executive Officer which has continued for thirty (30) days following written notice of such failure or refusal from the Board; (ii) a breach by the Employee of any fiduciary duty to the Company or any of the Company’s subsidiaries for which the Employee is required to perform services under this Agreement; (iii) material and willful misfeasance or malfeasance by the Employee in connection with the performance of his duties under this Agreement; (iv) Employee’s commission of an act which is a fraud or embezzlement; (v) the conviction of the Employee for, or a plea of guilty or nolo contendere to a criminal act which is a felony; (vi) a material breach or default by the Employee of any provision of this Agreement which has continued for thirty (30) days following notice of such breach or default from the Board; (vii) the Employee’s willful and material breach or violation of any law, rule, regulation (other than traffic violations or similar offenses); (viii) abuse of drugs or alcohol to the detriment of the Company; or (ix) the Employee not maintaining his primary residence in the South Florida region.

                In the event the Employee is terminated for Cause, the Employee shall only be entitled to payment for accrued (through the date of termination) and unpaid Base Salary and benefits which Employee accrued pursuant to any applicable welfare benefits plan, and unreimbursed business-related expenses, in accordance with Company policy.

R. Abovitz - MAKO Employment Agreement

4.             Discoveries and Works

                The Employee understands and agrees that any and all Confidential Information (as hereinafter defined) of the Company which he has access to, uses or creates during his employment with the Company is and shall at all times remain the sole and exclusive property of the Company, and the Employee further agrees to assign to the Company any right, title or interest he may have in such Confidential Information to the Company. The Employee also agrees that, if he is asked by the Company (at its expense), he will do all things and sign all necessary documents reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the right of the Company in such Confidential Information including but not limited to providing his full cooperation to the Company in the event of any litigation to protect, establish or obtain such rights of the Company.

                The Employee understands that this Section 4 does not waive or transfer his rights to any invention for which no equipment, supplies, facility or trade secret or Confidential Information of the Company was used and which was developed entirely on his own time, unless the invention relates to the business of the Company, or to the Company’s actual demonstratively anticipated research or development, or the invention results from any work that he performed for the Company during the Term of his employment relationship with the Company.

                The Employee hereby assigns and transfers to the Company, its successors, legal representatives and assigns, his entire right, title, and interest in and to any and all present and future works of authorship, inventions, know-how, confidential information, proprietary information, or trade secrets resulting from work done by him on behalf of the Company (collectively, the “Intellectual Property”).  The Employee agrees to waive all moral rights relating to the Intellectual Property developed or produced, including without limitation any and all rights of identification of authorship, any and all rights of approval, restriction or limitation on use or subsequent modifications and any and all rights to prevent any changes prejudicial to his honor or reputation.  The Employee further agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its rights in the Intellectual Property, such assistance to be provided at the Company’s expense, but without any additional compensation to the Employee.

5.             Confidentiality and Noncompetition Covenants

                a.             Confidentiality

                The Employee acknowledges that, during the course of his employment with the Company, the Employee may receive special training and/or may be given access to or may become acquainted with Confidential Information (as hereinafter defined) of the Company. As used in this Section 5, “Confidential Information” of the Company means all Intellectual Property Rights not available in the public domain, trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other compilations of information which relate to the business of the Company, or to any of its subsidiaries, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

R. Abovitz - MAKO Employment Agreement

                The Employee acknowledges that the Confidential Information of the Company, as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its subsidiaries, expensive to produce and maintain and essential for the profitable operation of their respective businesses. The Employee agrees that, during the course of his employment with the Company, or at any time thereafter, he shall not, directly or indirectly, communicate, disclose or divulge to any Person (as such term is hereinafter defined), or use for his benefit or the benefit of any Person, in any manner, any Confidential Information of the Company or its subsidiaries acquired during his employment with the Company or any other confidential information concerning the conduct and details of the businesses of the Company and its subsidiaries, except as required in the course of his employment with the Company or as otherwise may be required by law. For purposes if this Agreement, “Person” shall mean any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company or other entity or any government, governmental agency or political subdivision.

                All documents relating to the businesses of the Company and its affiliates including, without limitation, Confidential Information of the Company, whether prepared by the Employee or otherwise coming into the Employee’s possession, are the exclusive property of the Company and such respective subsidiaries, and must not be removed from the premises of the Company, except as required in the course of the Employee’s employment with the Company. The Employee shall return all such documents (including any copies thereof) to the Company when the Employee ceases to be employed by the Company or upon the earlier request of the Company or the Board.

                The Employee agrees not to disclose the terms of this Agreement to any other employee of the Company without the consent of the Chief Executive Officer.

                b.             Noncompetition; Nonsolicitation

                During the Term of this Agreement (including any extensions thereof) and for a period of one (1) year following the termination of the Employee’s employment under this Agreement for any reason, the Employee shall not, except with the Company’s express prior written consent, directly or indirectly, in any capacity, for the benefit of any entity or person (including the Employee):

                                (i)            Become employed by, own, operate, manage, direct, invest in (except investment through a mutual fund or ownership of less than 1% of the securities of a public company in competition with the Business), or otherwise, directly or indirectly, engage in, or be employed by, any entity or person which competes with the Business (as hereinafter defined) within the Territory.  For purposes of this Agreement, “Business” shall mean all three (3) of the following elements are present: (1) an image guided surgical device and/or image guided surgical software; used in combination with (2) any surgical robotic device and/or surgical robotic software; (3) in the field of orthopedics.  For purposes of this Agreement, “Territory” shall mean the United States of America.

                                (ii)           Solicit, service, divert, take away, or contact any customer, client or employee of the Company, or any of its subsidiaries, or promote a competing service to any customer, client or employee of the Company, its subsidiaries or any of its respective businesses.

                                (iii)          Absent the express written consent of the Company, contract with solicit, service, divert, take away, or contact any individual or entity (or subsidiary thereof) subject to a written contract with the Company (each a “MAKO Counterparty”), for any purpose whatsoever, other than to render services on behalf of the Company during the Term.  For the avoidance of doubt, the restriction contained in this Section 5(b)(iii) is intended by the parties to prohibit, among other things, post-termination activity by Employee with any MAKO Counterparty, even outside the scope of the Business of the Company.

R. Abovitz - MAKO Employment Agreement

6.             Reliance

                The Employee acknowledges that his compliance with the provisions of Section 5 of this Agreement (hereinafter referred to as the “Restrictive Covenants”) is a material part of the consideration bargained for by the Company under this Agreement. The Employee agrees that such covenants are reasonable as to scope and duration and agrees to be bound by the provisions of Section 5 of this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties to this Agreement that the provisions of Section 5 of this Agreement shall be enforceable. However, the parties to this Agreement further agree that if any portion of the Restrictive Covenants or their application is construed to be invalid or unenforceable, then the other portions thereof and their application shall not be affected thereby and shall be enforceable. If the Restrictive Covenants shall for any reason be held to be excessively broad as to duration, geographic scope, property, subject or similar factor, then the court making such determination shall have the power to reduce or limit such duration, geographic scope, property, subject or similar factors so as to be enforceable to the maximum extent compatible with applicable law, and the Restrictive Covenants shall then be enforceable in its reduced or limited form.

7.             Equitable Relief and Enforcement

                The Employee further acknowledges that any breach by him of the Restrictive Covenants will result in irreparable injury to the Company and its affiliates for which money damages could not adequately compensate the Company or such affiliates. In the event of any such breach (or threatened breach), the Company shall be entitled, in addition to all other rights and remedies which it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Employee and all other persons involved therein from continuing such breach. The Company shall be entitled to such injunction without necessity of posting any bond, but if a bond is nonetheless required by the court entertaining the motion for the injunction, the parties to this Agreement agree that a bond in the amount of US$1,000 is appropriate. The existence of any claim or cause of action which the Employee or any such other Person may have against the Company shall not constitute a defense or bar to the enforcement of the Restrictive Covenants.

8.             Miscellaneous

                a.             Entire Agreement; Amendment; Waivers; Headings

                Except as otherwise set forth herein, this Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties to this Agreement with respect to such subject matter.  This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties to this Agreement. The waiver by any of the parties to this Agreement of any other party’s prompt and complete performance, or breach or violation, of any of the provisions of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to this Agreement to exercise any right or remedy which it may possess under this Agreement shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach violation. Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 4, 5, 6 and 7 of this Agreement shall survive the termination of the Employee’s employment under this Agreement, however caused, and the termination of this Agreement.

R. Abovitz - MAKO Employment Agreement

                b.             Counterparts

                This Agreement may be executed in any numbers of counterparts (including facsimile copies thereof) and by the separate parties hereto in separate counterparts (including facsimile copies thereof), each of which shall be deemed to be one and the same instrument.

                c.             Notices

                All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, (b) transmitted by facsimile, prepaid telegram or telex, (c) mailed by first class certified mail, return receipt requested, postage prepaid, or (d) sent by an internationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses set forth below:

Rony Abovitz

4718 Roosevelt St.

Hollywood, FL 33021

MAKO Surgical Corp.

Attn: General Counsel

2555 Davie Road

Ft. Lauderdale, Florida 33317

                d.             Successors and Assigns

                No party hereto shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other parties; provided, however that this Agreement shall be assignable by the Company, in its sole discretion (a) upon a sale or acquisition of the Company, or (b) to any affiliate of the Company, without such consent and upon such assignment, shall inure to the benefit of, and be binding upon, both the Employee and the person or entity purchasing such assets, business or goodwill, or surviving such merger or resulting from such consolidation, or the successor company, as the case may be, in the same manner and to the same extent as though such other person or entity or the successor company were the Company.  Notwithstanding the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective personal representatives, heirs, successors and assigns.

                e.             Applicable Law; Arbitration as Exclusive Remedy

                This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict of laws principles. All controversies or claims arising out of or relating to Sections 1 through 3 of this Agreement shall be resolved by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, except the parties agree the matter shall be handled by a single arbitrator. The award rendered in any arbitration proceeding under this section shall be final and binding.  Judgment upon the award rendered by the arbitrator(s) may be entered by a court of competent jurisdiction.  Any demand for arbitration must be made and filed within one hundred and eighty (180) days of the date the requesting party knew or reasonably should have known of the event giving rise to the controversy or claim.  Any claim or controversy not submitted to arbitration in accordance with this section shall be considered waived, and, therefore, no arbitration panel or tribunal or court shall have the power to rule or make any award on such claims or controversy.  The prevailing party in such arbitration proceeding shall be entitled to recover reasonable expenses, including attorney’s fees and costs.

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R. Abovitz - MAKO Employment Agreement

IN WITNESS WHEREOF, THE PARTIES TO THIS Agreement have placed their hands as of the day and year first above written.

By:	/s/ Rony Abovitz
Name:	Rony Abovitz

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré
Dr. Maurice R. Ferré President & Chief Executive Officer

R. Abovitz - MAKO Employment Agreement